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                                                                     EXHIBIT 8.1

                          [LATHAM & WATKINS LETTERHEAD]


                               November 20, 1996


Oasis Residential, Inc.
4041 East Sunset Road
Henderson, Nevada 89014

         Re:     $5,000,000 Aggregate Principal Amount of
                 7% Notes due 2003 of Oasis Residential, Inc.
                 --------------------------------------------

Ladies and Gentlemen:

         We have acted as tax counsel to Oasis Residential Inc., a Nevada corporation (the "Company"), in connection with the offering by the Company of $5,000,000 aggregate principal amount of 7% Notes due 2003 of the Company pursuant to a registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act. You have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust. The Registration Statement incorporates by reference in its entirety the Company's Registration Statement on Form S-3 filed with the Commission on March 21, 1995 (File No. 33-90488), which contains a Prospectus dated March 28, 1995 (the "Base Prospectus"), a Prospectus Supplement dated April 12, 1995 relating to the issuance of $2.25 Series A Cumulative Convertible Preferred Stock and a Prospectus Supplement dated November 20, 1996 relating to the issuance of 6-3/4% Notes due 2001, 7% Notes due 2003 and 7-1/4% Notes due 2006.

         This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement and the Base Prospectus concerning the business, assets and governing documents of the Company. We have also been furnished with, and with your consent have





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LATHAM & WATKINS

Oasis Residential, Inc.
November 20, 1996
Page 2


relied upon, certain representations made by the Company with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

         As tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the genuineness of all signatures thereon, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts, assumptions and representations, it is our opinion that:

                 1. Commencing with the Company's taxable year ended December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the representations of the Company referred to above, will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

                 2. The statements in the Base Prospectus set forth under the caption "Federal Income Tax Considerations to the Company," to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Company's representations (including those set forth in the Base Prospectus, the Registration Statement, and/or the Officer's Certificate) may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to





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LATHAM & WATKINS

Oasis Residential, Inc.
November 20, 1996
Page 3


meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.





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LATHAM & WATKINS

Oasis Residential, Inc.
November 20, 1996
Page 4


         This opinion is furnished only to you, and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                               Very truly yours,


                               /s/ LATHAM & WATKINS